UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 12, 2024

ImmunoGen, Inc.†

(Exact name of registrant as specified in its charter)

Massachusetts	0-17999	04-2726691
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

830 Winter Street, Waltham, MA 02451

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (781) 895-0600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $.01 par value	IMGN	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

† In connection with the completion of the transactions to which this Current Report on Form 8-K relates, the registrant’s stock ceased trading on the Nasdaq Global Select Market.

Introductory Note.

As previously disclosed, on November 30, 2023, ImmunoGen, Inc., a Massachusetts corporation (the “Company” or “ImmunoGen”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with AbbVie Inc., a Delaware corporation (“AbbVie”), Athene Subsidiary LLC, a Delaware limited liability company and wholly owned subsidiary of AbbVie (“Intermediate Sub”), and Athene Merger Sub Inc., a Massachusetts corporation and wholly owned subsidiary of Intermediate Sub (“Purchaser”). On February 12, 2024, Purchaser merged with and into the Company (the “Merger”) on the terms and conditions set forth in the Merger Agreement, with the Company surviving the Merger as a wholly owned subsidiary of Intermediate Sub (the “Surviving Corporation”).

Item 1.02 Termination of a Material Definitive Agreement.

In connection with the consummation of the Merger, on February 12, 2024, ImmunoGen repaid in full the obligations then owed under the Loan Agreement (the “Loan Agreement”), dated as of April 6, 2023, by and among the Company, as the borrower, certain subsidiaries of the Company party thereto from time to time, as guarantors, BPCR Limited Partnership, as a lender, BioPharma Credit Investments V (Master) LP, as a lender, and BioPharma Credit PLC, as collateral agent for the lenders, and upon the receipt of such payment by BPCR Limited Partnership and BioPharma Credit Investment V (Master) LP, as applicable, all obligations under the Loan Agreement and related collateral documents, other than certain continuing indemnity obligations and other obligations which, by the express terms of the Loan Agreement and related ancillary documents, survive the termination of the Loan Agreement, were terminated and all security interests in the collateral securing the loans were released.

Item 2.01 Completion of Acquisition or Disposition of Assets.

Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of common stock, par value $.01 per share, of the Company (“Company Common Shares”) that was issued and outstanding immediately prior to the Effective Time (other than certain excluded Company Common Shares as set forth in the Merger Agreement (such shares, the “Excluded Shares”)) was converted into the right to receive an amount in cash equal to $31.26, without interest (the “Merger Consideration”).

Each option to purchase Company Common Shares (a “Company Stock Option”), each restricted stock unit award in respect of Company Common Shares and each deferred stock unit award measured by the value of Company Common Shares (or pursuant to which Company Common Shares may be delivered) (collectively, “Company Equity Awards”), granted prior to the date of the Merger Agreement and that were outstanding and unvested as of immediately prior to the Effective Time, vested in full upon the Effective Time. As of the Effective Time, each Company Stock Option that was outstanding immediately prior to the Effective Time was cancelled and in exchange therefor the holder became entitled to receive an amount in cash, without interest and less applicable tax withholdings, equal to (i) the total number of Company Common Shares subject to such Company Stock Option immediately prior to the Effective Time, multiplied by (ii) the excess, if any, of the Merger Consideration over the applicable exercise price per Company Common Share under such Company Stock Option. As of the Effective Time, each Company Equity Award (other than a Company Stock Option), subject to certain exceptions with respect to restricted stock unit awards granted after the date of the Merger Agreement, that was outstanding immediately prior to the Effective Time was cancelled and in exchange therefor the holder became entitled to receive in cash, without interest and less applicable tax withholdings, an amount equal to the product of (x) the total number of Company Common Shares subject to (or deliverable under) such Company Equity Award immediately prior to the Effective Time multiplied by (y) the Merger Consideration. With respect to restricted stock unit awards in respect of Company Common Shares granted on or after the date of the Merger Agreement, as of the Effective Time, each such award will be exchanged for restricted stock units with respect to shares of AbbVie common stock (adjusted in accordance with the Merger Agreement) and will continue to vest on its original vesting schedule and in accordance with the terms and conditions applicable prior to the Effective Time.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated herein by reference. The description of the Merger and the Merger Agreement contained in this Item 2.01 does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Merger Agreement, which was included as Exhibit 2.1 to the Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) by the Company on November 30, 2023 and is incorporated herein by reference.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the consummation of the Merger, the Company notified representatives of the Nasdaq Global Select Market (“Nasdaq”) that the Merger had been completed and requested that Nasdaq delist the Company Common Shares. As a result, shares of Company Common Shares ceased to trade prior to market open on February 12, 2024, and became eligible for delisting from Nasdaq and termination of registration under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company has requested that Nasdaq file with the SEC a Notification of Removal From Listing and Registration on Form 25 to delist the Company Common Shares from Nasdaq under Section 12(b) of the Exchange Act on February 12, 2024. After the Form 25 becomes effective, the Surviving Corporation intends to file a Form 15 with the SEC to terminate the registration of the Company Stock under Section 12(g) of the Exchange Act and suspend its reporting obligations with the SEC under Sections 13 and 15(d) of the Exchange Act.

The disclosure set forth in the Introductory Note of this Current Report on Form 8-K and the disclosure set forth in Item 2.01 of this Current Report on Form 8-K are incorporated herein by reference.

Item 3.03 Material Modification to Rights of Security Holders.

In connection with the consummation of the Merger, at the Effective Time, holders of shares of Company Common Shares (other than Excluded Shares) and Company Equity Awards ceased to have any rights in connection with their holding of such securities (other than their right to receive (a) with respect to Company Common Shares, the Merger Consideration, as described in Item 2.01, and (b) with respect to Company Equity Awards, the consideration described in Item 2.01).

The disclosure set forth in the Introductory Note of this Current Report on Form 8-K and the disclosure set forth in Items 2.01, 3.01 and 5.03 of this Current Report on Form 8-K are incorporated herein by reference.

Item 5.01 Changes in Control of Registrant.

As a result of the consummation of the Merger, a change in control of the Company occurred, and the Company became a wholly owned subsidiary of Intermediate Sub. The total equity value of the transaction was approximately $10.1 billion. AbbVie funded the Merger with a combination of cash on hand and debt.

The information set forth in the Introductory Note and the information set forth under Items 2.01, 3.03 and 5.02 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Merger, effective as of the Effective Time, Stephen C. McCluski, Stuart A. Arbuckle, Mark J. Enyedy, Mark A. Goldberg, Tracey L. McCain, Dean J. Mitchell, Kristine Peterson, Helen Thackray, and Richard J. Wallace ceased to be members of the Company’s board of directors (the “Board of Directors”) or any committee thereof.

The disclosure set forth in the Introductory Note of this Current Report on Form 8-K and the disclosure set forth in Item 2.01 of this Current Report on Form 8-K are incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Merger Agreement, effective as of the Effective Time, the amended and restated articles of organization of the Company and the amended and restated by-laws of the Company, each as in effect immediately prior to the Effective Time were each amended and restated in their entirety, as set forth in Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K, which are incorporated herein by reference.

The disclosure set forth in the Introductory Note of this Current Report on Form 8-K and the disclosure set forth in Item 2.01 of this Current Report on Form 8-K are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1†	Agreement and Plan of Merger, dated as of November 30, 2023, among ImmunoGen, Inc., AbbVie Inc., Athene Subsidiary LLC, and Athene Merger Sub Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by ImmunoGen, Inc. with the Securities and Exchange Commission on November 30, 2023).
3.1	Restated Articles of Organization of ImmunoGen, Inc.
3.2	Amended and Restated By-Laws of ImmunoGen, Inc.
104	Cover Page Interactive Data File, formatted in Inline XBRL.

† Certain of the exhibits and schedules to this exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). The Registrant agrees to furnish supplementally a copy of all omitted exhibits and schedules to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 12, 2024

ImmunoGen, Inc.

By:	/s/ Daniel S. Char
Name:	Daniel S. Char
Title:	Senior Vice President, Chief Legal Officer